
<ARTICLE>  UT
						 EXHIBIT 27.01

<LEGEND>
This schedule contains summary financial information extracted from the
Statements of Income, Balance Sheets, Statements of Capitalization, Statements
of Changes in Common Stockholders' Equity and Statements of Cash Flows and is
qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                     1,000

<PERIOD-TYPE>                                    6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    4,377,678
<OTHER-PROPERTY-AND-INVEST>                  2,585,091
<TOTAL-CURRENT-ASSETS>                         886,381
<TOTAL-DEFERRED-CHARGES>                       261,418
<OTHER-ASSETS>                                 428,057
<TOTAL-ASSETS>                               8,538,625
<COMMON>                                       384,491
<CAPITAL-SURPLUS-PAID-IN>                      799,191
<RETAINED-EARNINGS>                          1,383,257
<TOTAL-COMMON-STOCKHOLDERS-EQ>               2,487,487<F1>
<PREFERRED-MANDATORY>                          200,000
<PREFERRED>                                    105,340
<LONG-TERM-DEBT-NET>                         2,152,611
<SHORT-TERM-NOTES>                             761,626
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 504,196
<LONG-TERM-DEBT-CURRENT-PORT>                  168,375
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               2,079,537<F1>
<TOT-CAPITALIZATION-AND-LIAB>                8,538,625
<GROSS-OPERATING-REVENUE>                    1,402,558
<INCOME-TAX-EXPENSE>                             1,873<F2>
<OTHER-OPERATING-EXPENSES>                   1,195,140
<TOTAL-OPERATING-EXPENSES>                   1,248,999
<OPERATING-INCOME-LOSS>                        153,559
<OTHER-INCOME-NET>                             (56,717)<F3>
<INCOME-BEFORE-INTEREST-EXPEN>                   3,144
<TOTAL-INTEREST-EXPENSE>                        85,017
<NET-INCOME>                                    63,811
<PREFERRED-STOCK-DIVIDENDS>                      3,171
<EARNINGS-AVAILABLE-FOR-COMM>                   60,640
<COMMON-STOCK-DIVIDENDS>                       110,079
<TOTAL-INTEREST-ON-BONDS>                       66,493
<CASH-FLOW-OPERATIONS>                         253,849
<EPS-BASIC>                                      .40
<EPS-DILUTED>                                      .40

<F1>Note 1 - ($79,452) thousand of Common Stockholders' Equity is classified
	     as Other Items-Capitalization and Liabilities. This represents the net of leveraged common stock held by the Employee Stock Ownership Plan, currency translation adjustments, and investment valuation reserve.

<F2>Note 2 - ($51,986) thousand of nonregulated and nonoperating income tax
	     benefit is classified as Income Tax Expense. The financial statement presentation includes them as a component of Other Income (Expense).

<F3>Note 3 - Includes Income from Nonregulated Businesses - Before Interest and
	     Taxes, Allowance for Funds Used During Construction-Equity,
	     Other Utility Income (Deductions)-Net and
	     Distributions on redeemable preferred securities of subsidiary trust.


